UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 12, 2023

Date of Report (Date of earliest event reported)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 South Saunders Rd., Suite 300

Lake Forest, IL 60045

(Address of principal executive offices) (Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2023, the board of directors of Assertio Holdings, Inc., a Delaware corporation (the “Company”), approved and adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, in order to amend the quorum requirement set forth in the first sentence of Article II, Section 2.6 of the Bylaws, such that, at any meeting of the stockholders of the Company, one-third of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Prior to the amendment, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, would constitute a quorum for the transaction of business.

The foregoing description of the Amendment to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment to the Amended and Restated Bylaws, a copy of which is filed with this report as Exhibit 3.1 and incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of Assertio Holdings, Inc., dated June 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	ASSERTIO HOLDINGS, INC.

	By:	/s/ Daniel A. Peisert
	Name:	Daniel A. Peisert
	Title:	President and Chief Executive Officer